U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                   May 2, 2003


                        Commission File Number: 001-13217

                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
         ---------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

           Florida                                             91-1796903
-------------------------------                          ----------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                               4901 Vineland Road
                                    Suite 150
                             Orlando, Florida 32811
                             ----------------------
                    (Address of Principal Executive Offices)

                    Issuer's Telephone Number: (407) 648-4444

                           741 Front Street Suite 140
                           Celebration, Florida 34747
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.  Other Information

     On May 2, 2003, The Orlando Predators Entertainment, Inc. (the "Company") and Orlando Predator Football Team, L.L.C. ("Orlando L.L.C.") agreed to amend certain agreements. Orlando L.L.C. agreed to (i) extend the borrowing capacity of the revolving line of credit to the Company from the original amount of $400,000 to $700,000 (the line of credit accrues interest at 7% per annum and matures on January 31, 2013) and (ii) reduce the Company's promissory note due to Orlando L.L.C. by $650,000. In turn, the Company agreed (i) to forego its right to a percentage sharing of any annual net operational proceeds of Orlando, L.L.C. and a percentage sharing any net proceeds from a subsequent sale, merger or transfer of Orlando Predators football team and (ii) to share in up to 25% of the potential net operational losses of Orlando, L.L.C. resulting from the 2004 and 2005 seasons, not to exceed $250,000 in aggregate.







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Orlando Predators Entertainment, Inc.
                                                  (Registrant)

                                          By: /s/ Keli Davis
                                              ---------------
                                           Keli Davis, Chief Financial Officer

Dated:  May 15, 2003